Exhibit 23

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated September 26, 1996 included in Amendment No. 1 to the Form 10-K of Dart Group Corporation. It should be noted that we have not audited any financial statements of Shoppers Food Warehouse Corp. subsequent to June 29, 1996 or performed any audit procedures subsequent to the date of our report.


Washington, D.C.
September 26, 1996                                 Arthur Andersen LLP